THIS IS AN AMENDMENT, DATED AS OF NOVEMBER 8, 2004, TO A SHARE EXCHANGE AGREEMENT, (the "Agreement") made on the 15th day of September, 2004, by and between

1) Orion Diversified Technologies, Inc. a New Jersey corporation with an office at 630 Shore Road, Suite 505, Long Beach, NY 11561 ("Orion"),

2) Ovale, S.A., a Swiss societe anonyme with its principal office at 36 Boulevard, Helvetique CH-1207 Geneva, Switzerland ("Ovale"),

3) The individual holders of all 100 outstanding Class A shares of Ovale's common stock, 1,000 CHF (i.e., Swiss Francs) par value and the individual holders of all 150 outstanding Class B shares of Ovale's common stock, 5,000 CHF par value (the "Ovale Shares") (the "Ovale Shareholders"), and

4) Vladimir Fabert, a Lender, with his principal place of business at 36 Boulevard, Helvetique CH-1207 Geneva, Switzerland ("Fabert").

Orion, Ovale, the Ovale Shareholders, and Fabert are sometimes hereinafter individually referred to as a "Party" and collectively as the "Parties."



                                    PREMISES

The Fabert-Ovale Loan

1.   Among other things the Agreement provides that:

a Since May 9, 2003, Fabert, as a lender to Ovale, has arranged for a loan to be made to Ovale for a maximum of (euro)700,000 (the "Fabert-Ovale Loan");

b Fabert and Ovale have agreed that Fabert will accept shares of Orion in payment of the Fabert-Ovale Loan;

c Fabert, as Lender, shall assign the Fabert-Ovale Loan to Orion, and Orion shall issue to Fabert, up to 1,166,900 Orion Shares at the ratio of 1.667 Orion Share per Euro of the Fabert-Ovale Loan outstanding for the assignment of the Fabert-Ovale loan";

2. Since September 15, 2004, the date of the Agreement Fabert has arranged for hitherto uncommitted funds to be committed so that the entire (euro)700,000 is now available to Ovale. Of that (euro)700,000 sum, (euro)256,106 has been delivered directly to Ovale and (euro)443,894 has been placed in trust for delivery to Ovale upon issuance of the 1,166,900 Orion shares. Orion is now prepared to take the assignment of the Fabert-Ovale Loan in exchange for its issuance of the 1,166,900 Orion Shares.


Orion's acquisition of all the Ovale Shares

3. The Agreement further provides:

a The Ovale Shareholders shall sell, assign, transfer, convey and deliver all the Ovale Shares (and the certificates representing them) to Orion; and Orion shall accept the Ovale Shares in exchange for 10,608,100 newly issued Orion Shares delivered to the Ovale Shareholders on a pro rata basis.


Ovale Representation:

4. Ovale represents that the Class A and the B Shareholders of Ovale, combined, are entitled to the 10,608,100 Orion shares to be issued in exchange for all the Ovale shares.


The Parties Agree


5. The Parties agree that the 10,608,000 Orion shares plus the 1,166,900 Orion shares to be issued for the assignment of the Fabert-Ovale Loan constitute the 11,775,000 Orion shares to be issued pursuant to the Agreement.


Orion representation:

6. Ovale represents that it has 5,900,000 authorized but unissued shares of common stock. Upon issuance of the 1,166,900 shares in exchange for the assignment of the Orion-Ovale Loan, Orion will have 4,733,100 shares authorized but unissued.

7.
                                    AGREEMENT


8. In order to release the (euro)443,894 from the trust, to induce the Class A shareholders of Ovale to cooperate in this transaction, and the Class B shareholders of Ovale to defer in the receipt of their shares of Orion, the parties have agreed to conduct two closings, an Initial Closing and a Second Closing.


The Initial Closing

9. At the Initial Closing, the 5,900,000 Orion Shares shall be delivered in escrow to the Swiss Escrow Agent named below to be held by him until he shall transmit to the Parties hereto by e-mail his certificate (the "Escrow Certificate") that:

     a the 1,166,900 shares have been delivered to the owners of the Orion-Ovale Loan,

     b    the Orion-Ovale Loan has been assigned to Orion,

     c    the  4,733,100   Orion  shares  have  been   delivered  to  the  Ovale
          shareholders that participate in the Initial Closing as per the attached schedule 1.

     d all the Class A shares of Ovale have been delivered to him on behalf of Orion,

     e all the Class B shares of Ovale have been delivered to him on behalf of Orion,

     f the entire (euro)443,894 held in trust, as recited above, has been released to Ovale for use in its business, and

     g Ovale has become a wholly-owned subsidiary of Orion subject to the terms of the Agreement and this Amendment; and

     h he holds in escrow all the shares of Ovale subject to completion of the Second Closing.

10.  At the time of the Initial Closing, Orion agrees that:

     a it will reserve upon its books the additional 5,875,000 shares (the "Additional Shares") which are to be issued to the Shareholders of Ovale pursuant to the attached Schedule 1.

     b the shares of Ovale received on behalf of Orion will be held in escrow by the Swiss Escrow Agent until the Second Closing takes place.

The Second Closing

11. In addition to fulfilling the terms of the Agreement not fulfilled at the Initial Closing, the conditions for the delivery of the Additional Shares at the Second Closing are the following:

     a Ovale shall deliver to Orion, the financials statements provided for in the Agreement,

     b Orion shall obtain authorization from its shareholders to amend its charter to increase the number of authorized shares to 20,000,000 shares of which all but 2,500,000 shares shall be common stock, and the 2,500,000 shares shall be designated as a class of preferred stock, the terms of which shall be at the discretion of the board of directors of Orion.

     c Upon authorization, Orion shall file an appropriate amendment to its certificate of incorporation to affect the change in the number of authorized shares.

12. At the Second Closing the 5,875,000 shares shall be delivered to the Ovale Shareholders pursuant to the attached schedule 1 and the Ovale shares held by the Swiss Escrow Agent shall be released to Orion.

13. The parties agree that the Board of Directors of Orion shall remain as constituted at the date of this amendment until the Second Closing, and that at the Second Closing, those directors shall resign in favor of a Board of Directors to consist of Irwin Pearl, Vladimir Fabert and Gilles Neveu, and the reconstituted Board shall designate Vladimir Fabert as President and Treasurer, and Gilles Neveu as Vice President and Secretary.

14. Except as expressly modified by this amendment all the terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ORION DIVERSIFIED TECHNOLOGIES, INC.



By: /s/Irwin Pearl

Irwin Pearl, President

ATTEST:
By: /s/Thomas Reagan
Thomas Regan, Secretary


OVALE S.A.

By: /s/Vladimir Fabert
Vladimir Fabert, President


ATTEST:
By: _____________________

Member of the Board



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Vladmir Fabert, as Class A Shareholder solely as to section 1.1(1) and Art III.


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Vladmir Fabert, as Class B Shareholder solely as to section 1.1(1) and Art III.


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Vladmir Fabert, as representative of the June Borrowers solely as to section 1.1(2)

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Vladmir Fabert, as Lender solely as to section 1.1(3) and Art. IIIA.


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Frederic Cottier, Swiss Escrow Agent